UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2024

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive Suite 300
Victor, New York		14564
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 11, 2024, Timothy D. Dieffenbacher notified the Company of his decision to resign from his role as the Senior Vice President, Chief Accounting Officer, and Treasurer of the Company, effective September 6, 2024. Mr. Dieffenbacher’s resignation was not the result of any disagreement with the Company.
(c)
In connection with Mr. Dieffenbacher’s resignation, Jennie O’Brien has been appointed as the Company’s Senior Vice President and Chief Accounting Officer, effective September 6, 2024. Ms. O’Brien, 41, joined the Company in 2014 and has served as the Senior Vice President, Accounting and Controller of the Company since February 2023. Ms. O’Brien previously served as the Company’s Vice President, Accounting and Controller from January 2018 to February 2023, and as the Company’s Controller from October 2014 to January 2018. She is a certified public accountant and holds a B.S. in Accounting from SUNY Geneseo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date:	August 13, 2024	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary